WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF SIGMA DESIGNS, INC. (THE "COMPANY") SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND BANQUE EDOUARD CONSTANT DATED JUNE 25, 1997 AND IN THE ASSIGNMENT AND ASSUMPTION AGREEMENT BETWEEN THE COMPANY, BANQUE EDOUARD CONSTANT AND KA INVESTMENTS LDC. A COPY OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.


                                 March 11, 1998

                     Warrant to Purchase up to 21,428 Shares
                     of Common Stock of Sigma Designs, Inc.

         Sigma Designs, Inc., a California corporation (the "Company"), hereby acknowledges that KA Investments LDC (the "Buyer") or any other Warrant Holder (hereinafter defined) is entitled, on the terms and conditions set forth below, to purchase from the Company beginning the day after the six month anniversary date of the closing of the purchase of this warrant (the "Warrant") and ending three years after the six month anniversary date of the closing forty-two ((42) months after the original issuance of this Warrant) up to 21,428 fully paid and nonassessable shares of common stock, no par value, of the Company (the "Common Stock"), as the same may be adjusted pursuant to Section 5 herein, at the Purchase Price (hereinafter defined), as the same may be adjusted pursuant to
Section 5 herein. The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement by and between the Company and the Investor dated as of June 25, 1997 (the "Registration Rights Agreement").

         1. Definitions.

                  (a) The term "Warrant Holder" shall mean the Buyer or any assignee of all or any portion of this Warrant.

                  (b) The term "Warrant Shares" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

                  (c) The term "Purchase Price" shall be an amount equal to 130% of the average closing bid price of Common Stock of the Company for five (5) trading days ending April 30,1998, provided that such price shall not exceed $9.425.

                  (d) The term "Agreement" shall mean the Private Securities Subscription Agreement, dated as of June 25, 1997, between the Company and the Buyer.

                  (e) Other capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as therein.

         2. Exercise or Exchange of Warrant.

                  (a) This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time during the life of this Warrant as described herein, and from time to time by surrender of this Warrant, together with the Exercise Form (as defined herein) at the end hereof duly executed by Warrant Holder, together with the full Purchase Price (as defined in Section 1) for each share of Common Stock as to which this Warrant is exercised to the Company at the address of the Company set forth in Section 13 hereof. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted Warrant Shares. Warrants may be exchanged for shares of Common Stock, the value of the Warrants so exchanged shall equal the Closing Price (as hereinafter defined) minus the Purchase Price for each share subject to the Warrant so exchanged. The "Closing Price" shall mean (i) the closing bid price of such Common Stock as quoted on the Principal Market (as herein defined) on the Date of Exercise (as defined below) or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market, the closing bid price on the over-the-counter market as furnished by any New York Stock Exchange member firm which makes a market in the Common Stock reasonably selected from time to time by the Company for that purpose, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market or traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Stock as reasonably determined in good faith by the Company's Board of Directors.

                  (b) The "Date of Exercise" of the Warrant shall be the date that the advance copy of the form of exercise attached hereto as Exhibit A (the "Exercise Form"), is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company within reasonable time thereafter. If the Warrant Holder has not sent advance notice by facsimile, the Date of Exercise shall be the date the original Exercise Form is received by the Company.

         3. Delivery of Stock Certificates.

                  (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof.

                  (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "fair market value" shall equal the closing bid price of the Common Stock on the Nasdaq National Market or Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is the principal trading exchange or market for the Common Stock (the "Principal Market") on the date of determination or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market, the closing bid price on the over-the-counter market as furnished by any New York Stock Exchange member firm which makes a market in the Common Stock reasonably selected from time to time by the Company for that purpose, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market or traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors.

         4. Covenants of the Company.

                  (a) The Company shall use its reasonable best efforts to insure that a registration statement under the Securities Act covering the resale or other disposition thereof of the Warrant Shares by the Warrant Holder is effective to the extent provided by the Registration Rights Agreement.

                  (b) All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

                  (c) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation the notification of the Nasdaq National Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

                  (d) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed or quoted on the Principal Market.

                  (e) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

                  (f) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

                  (g) With a view to making available to the Warrant Holder the benefits of any rule or regulation of the Securities and Exchange Commission (the "SEC"), that may at any time permit the Warrant Holder to sell securities of the Company to the public without registration, including without limitation Rule 144, the Company agrees to use its reasonable best efforts to (i) make and keep public information available, as those terms are understood and defined in such rule or regulation, at all times; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

                  (h) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         5. Adjustment of Purchase Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

                  (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Purchase Price, so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares of Common Stock shall be the same as the aggregate Purchase Price in effect immediately prior to such adjustments.

                  (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("Common Stock Equivalents"), without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the

Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such Common Stock Equivalents) of Common Stock as a result of such dividend, and the Purchase Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend shall equal the aggregate amount so payable before the record date (or before the date of such distribution, if applicable).

                  (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of a dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Common Stock Equivalents), then, in any such case, the Warrant Holder shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, (i) the amount of evidences of indebtedness or other securities or assets (excluding cash and the Company's own Common Stock or Common Stock Equivalents) which such Warrant Holder would have been entitled to receive as a result of the happening of such event with respect to each such share of Common Stock subject to this Warrant had this Warrant been exercised immediately prior to the record date or other date determining the shareholders entitled to participate in such distribution (the "Determination Date") or (ii) in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a lower Purchase Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined in good faith by the Company's Board of Directors).

                  (d) Merger, Consolidation, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event"), then the Warrant Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, and upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of or cash or other consideration from the Company or of the successor corporation resulting from such merger or consolidation, to which such Warrant Holder would have been entitled to receive as a result of the happening of such event with respect to each such share of Common Stock subject to this Warrant had this Warrant been exercised immediately prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company shall not effect any Consolidation Event unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Warrant Holder such shares of stock and/or securities as the Warrant Holder is entitled to receive had this Warrant been exercised in accordance with the foregoing;
provided, however, that if as of the third business day prior to the consummation of the Consolidation Event the closing bid price of the Common Stock shall be equal to at least 200% of the Purchase Price, then the Warrant shall be automatically exchanged on the date of consummation of the Consolidation Event, as provided in Section 2 hereof.

                  (e) Reclassification, Etc. If at any time after the date hereof there shall be a reclassification of any securities as to which purchase rights under this Warrant exist, into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property or cash or other consideration resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                  (f) Purchase Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than issuance of Preferred Stock or of shares of Common Stock upon conversion thereof, shares or options issued or which may be issued to employees, directors or consultants pursuant to the Company's stock option or stock purchase plans listed in the Public Documents or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Public Documents) at an effective purchase price per share which is less than the Purchase Price then in effect and less than the fair market value (as hereinabove defined) of the Common Stock on the trading day next preceding such issue or sale, then in each such case, the Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, including, without duplication, those deemed to have been issued under any provision of the Preferred Stock and the Warrants plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such fair market value then in effect and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstand ing immediately after such issue or sale including, without duplication, those deemed to have been issued under any provision of the Preferred Stock and Warrants; provided, however, there shall be no reduction of the Purchase Price for such issuances or sales at any time from June 25, 1997 through the term of this Warrant in an aggregate (i.e., not per transaction) amount of up to $4,500,000 provided that such issuance or sale is completed at an effective purchase price per share of at least 85% of the fair market value of the Common Stock on the trading day next preceding such issue or sale. For purposes of the foregoing fraction, Common Stock outstanding shall include, without limitation, any equity offer ings then outstanding, whether or not they are exercisable or convertible when such fraction is to be determined.

         The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Purchase Price pursuant to this paragraph 5(f), so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares of Common Stock shall be the same as the aggregate Purchase Price in effect immediately prior to such adjustments.

         Notwithstanding anything else contained in this Warrant to the contrary, there shall be no adjustment of the Purchase Price or the number of shares of Common Stock issuable pursuant to the exercise of this Warrant in the event that during the term of this Warrant, the Company issues shares of Common Stock, or securities convertible into Common Stock to the Buyer.

                  (g) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this
Section 5, the Warrant Holder shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

         6. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

         7. Notice of Adjustments; Notices. Whenever the Purchase Price or number of Warrant Shares purchasable hereunder shall be adjusted pursuant to
Section 5 hereof, the Company shall promptly execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

         8. Rights As Stockholder. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         9. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satis factory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         10. Consent to Jurisdiction. Each of the Company and the Warrant Holder
(i) hereby irrevocably submits to personal jurisdiction in any state or federal court located in the State of California for the purposes of any suit, action or proceeding arising out of or relating to this Warrant.

         11. Entire Agreement; Amendments. This Warrant and the Agreement contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         12. Restricted Securities.

                  (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act in reliance upon the provisions of Section 4(2) promulgated by the SEC under the Securities Act. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

                  (b) Legend. The Warrant and any Warrant Shares issued upon exercise thereof (until a registration statement has been declared effective by the SEC with respect to the Warrant Shares, at which time, such legend shall be removed, and the Warrant Shares shall be freely tradeable), shall bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY
                  OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTER EST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPO THECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT

                  TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF SIGMA DESIGNS, INC. SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND BANQUE EDOUARD CONSTANT DATED JUNE 25, 1997. A COPY OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES."

The certificates representing the Warrants, the shares of Preferred Stock and underlying Common Stock shall also bear any other legends required by applicable Federal or state securities laws, which legends shall be removed when not required in accordance with this Paragraph 2(iii).

                  (c) Assignment. Assuming the conditions of (a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. The Warrant Holder shall deliver a written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by the Warrant Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

         13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  to the Company:           Sigma Designs, Inc.
                                            46501 Landing Parkway
                                            Fremont, California  94538
                                            Attn:  Ms. Carol Kaplan
                                            Fax:  (510) 770-2640
                  to the Warrant Holder:    KA Investments LDC
                                            c/o Robinson Silverman
                                            Attn: Alexandre Speaker, Esq.
                                            1290 Avenue of the Americas
                                            New York, NY 10104
                                            ph:  (212) 541-2000
                                            fx:  (212) 541-4630

                  with a copy to:


         Either party hereto may from time to time change its address or facsimile number for notices under this Section 13 by giving at least 10 days prior written notice of such changed address or facsimile number to the other party hereto.

         14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

SIGMA DESIGNS, INC.


By: ___________________________________________
    Thinh Q. Tran
    Chairman of the Board and
      Chief Executive Officer



[CORPORATE SEAL]



Attest:

By: ___________________________________________
    Kit Tsui
    Secretary

                                    EXHIBIT A
                                  EXERCISE FORM
                               SIGMA DESIGNS, INC.

         The undersigned hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of SIGMA DESIGNS, INC., a California corporation, evidenced by the attached Warrant, and herewith makes payment of the Purchase Price with respect to such shares in full in the form of [cash or check in the amount of $___], [______ Warrant Shares which represent the amount of Warrant Shares as provided in the attached Warrant to be canceled in connection with such exercise], all in accordance with the conditions and provisions of said Warrant.

         The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant in the name of the registered Holder and delivered to the undersigned at the address set forth below.


Dated: ________________________________


Signature of Registered Holder


Name of Registered Holder (Print)


Address

                                    EXHIBIT B
                                   ASSIGNMENT
            (To be executed by the registered Warrant Holder desiring
                            to transfer the Warrant)

         FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase ______________ shares of the Common Stock of SIGMA DESIGNS, INC. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.


Dated: ________________________________



Signature

Fill in for new Registration of Warrant:


Name


Address


Please print name and address of assignee
(including zip code number)


                                     NOTICE

         The signature to the foregoing Exercise Form or Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.